Exhibit 99.1

CUBIST PHARMACEUTICALS TO ACQUIRE OPTIMER PHARMACEUTICALS

Transaction Adds Complementary Antibacterial Drug DIFICID® for CDAD and Bolsters Cubist’s Leadership in Acute Care Hospital Market

Transaction Expected to be Accretive in First Year Post Closing

DIFICID Co-Promote Agreement Extended

Lexington, Mass., and Jersey City, NJ – July 30, 2013 – Cubist Pharmaceuticals, Inc. (NASDAQ: CBST) and Optimer Pharmaceuticals, Inc.  (NASDAQ: OPTR) today announced that they have signed a merger  agreement under which Cubist will acquire all of the outstanding shares of Optimer common stock for $10.75 per share in cash, or approximately $535 million on a fully diluted basis. In addition to the upfront cash payment, each stockholder of Optimer will receive a Contingent Value Right (CVR), which is expected to be publicly traded, entitling the holder to receive an additional one-time cash payment of up to $5.00 for each share they own if certain net sales of DIFICID®(fidaxomicin) are achieved, or a total transaction value of up to $801 million on a fully diluted basis. The transaction has been approved by the Boards of Directors of both companies. Cubist will host a conference call and webcast today at 6:00 p.m. ET (details below).

Optimer received U.S. Food and Drug Administration approval in May 2011 for DIFICID, the first antibacterial drug approved in more than 25 years to treat Clostridium difficile-associated diarrhea (CDAD) in adults 18 years of age or older.  In two large Phase 3 clinical studies, DIFICID 200 mg twice daily was non-inferior to oral vancomycin 125 mg four times daily in clinical response at the end of 10 days of treatment, and was superior to vancomycin in sustained clinical response through 25 days beyond the end of treatment. The CDAD market is large, with over 700,000 cases annually in the U.S. alone and a high recurrence rate at 20-30%. Hospital stays related to CDAD increased four-fold from 1993 to 2009 and, according to the U.S. Centers for Disease Control and Prevention, the disease is estimated to be responsible for approximately 14,000 deaths per year in the U.S.

DIFICID was launched in the U.S. in July 2011. In April 2011, Cubist and Optimer entered into a two-year agreement under which Cubist has been co-promoting DIFICID to physicians, hospitals, and other healthcare institutions in the U.S. Concurrently with the merger agreement, the companies have agreed to extend the co-promotion agreement for up to one year.

Michael Bonney, Chief Executive Officer of Cubist, said, “Optimer is a natural fit for Cubist given our co-promotion of DIFICID and focus on the acute care and hospital environments. The transaction meets our strict criteria for acquisitions and is well aligned with our strategic goals – the Building Blocks of Growth.  There is a significant and rising need for DIFICID as CDAD infections continue to be a growing clinical and economic burden globally. Given Cubist’s outstanding hospital-based commercial infrastructure and our first-hand experience co-promoting DIFICID in the U.S., we are uniquely positioned to maximize DIFICID’s full potential for the benefits of patients, hospitals and our shareholders. We expect a very smooth transition, and we look forward to its contributions to creating shareholder value for many years to come.”

“I am pleased that we were able to successfully conclude our strategic review process with a transaction with Cubist.  After a long and extensive process considering a range of alternatives with a number of parties, the Board of Optimer has determined that this transaction provides the best opportunity to optimize value for our stockholders by delivering an immediate upfront cash payment and a meaningful opportunity to participate in the future upside of DIFICID through the CVR,” said Dr. Hank McKinnell, Chairman and CEO of Optimer. “Cubist, a premier acute care and hospital commercialization organization, is well equipped to bring the benefits of DIFICID to patients. Extending our existing co-promote agreement with Cubist allows the continuation of Cubist’s commitment to DIFICID and, in doing so, facilitates sustained DIFICID growth toward the achievement of the CVR.”

Transaction Terms and Financial Highlights

Terms of the contingent value right (CVR) call for an additional one-time cash payment of up to $5.00 per share based on cumulative net sales of DIFICID in the U.S. and Canada between July 1, 2013 and December 31, 2015.  The CVR payment will be $3.00 if cumulative net sales exceed $250 million, $4.00 if cumulative net sales exceed $275 million and $5.00 if cumulative net sales exceed $300 million. It is expected that the CVR will be listed on the Nasdaq Stock Market. In addition, Cubist has committed to purchase $25 million of non-voting preferred stock of Optimer per quarter, commencing September 15, 2013, to address Optimer’s near-term cash needs prior to closing. The transaction is expected to be accretive to Cubist’s earnings in the first year post closing.

The companies’ expectation is to close the transaction later this year, subject to required regulatory approvals and other customary closing conditions, including stockholder approval.

Morgan Stanley & Co. LLC is acting as the exclusive financial advisor to Cubist, and Ropes & Gray LLP is serving as legal counsel. J.P. Morgan Securities LLC and Centerview Partners LLC are acting as financial advisors to Optimer, and Sullivan & Cromwell LLP is serving as legal counsel.

Optimer Second Quarter Financial Results Highlights

Optimer’s previously scheduled second quarter financial results conference call for August 1, 2013 has been cancelled.  Optimer’s unaudited financial results for the second quarter ended June 30, 2013 are the following:

•                  Second quarter 2013 DIFICID net product sales in the U.S. and Canada of $19.0 million, compared to $15.2 million in the corresponding quarter in 2012 and up 13% from $16.8 million in the first quarter of 2013

•                  Second quarter 2013 total net revenues of $20.1 million

•                  Cash, cash equivalents and short-term investments at June 30, 2013 totaled $77.5 million

•                  2013 net loss for the second quarter was $26.9 million, or $0.55 per share

Optimer will report its complete unaudited financial results for the second quarter ended June 30, 2013, on August 1, 2013.

Cubist Conference Call Information

*********************CONFERENCE CALL & WEBCAST INFORMATION***********************

Tuesday, July 30, 2013 at 6:00 pm ET
U.S./Canada Attendee Dial-in: (866) 706-4759

International Attendee Dial-in: (484) 756-4327
Attendee Passcode: 073013
24-HOUR REPLAY U.S./CANADA: (855) 859-2056
24-HOUR REPLAY INTERNATIONAL: (404) 537-3406
Conference ID:  26269970
CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:
https://cubist.webex.com/cubist/onstage/g.php?t=a&d=628926950
Attendee Password: 073013
Replay will be available for 90 days at www.cubist.com

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Important Safety Information for DIFICID

DIFICID is contraindicated in patients with hypersensitivity to fidaxomicin. DIFICID should not be used for systemic infections. Acute hypersensitivity reactions (angioedema, dyspnea, pruritus, and rash) have been reported. In the event of a severe reaction, discontinue DIFICID. Only use DIFICID for infection proven or strongly suspected to be caused by C. difficile. Prescribing DIFICID in the absence of a proven or strongly suspected C. difficile infection is unlikely to provide benefit to the patient and increases the risk of the development of drug-resistant bacteria. The most common adverse reactions reported in clinical trials are nausea (11%), vomiting (7%), abdominal pain (6%), gastrointestinal hemorrhage (4%), anemia (2%), and neutropenia (2%).

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development, and commercialization of pharmaceutical products that address significant unmet medical needs in the acute care environment. Cubist is headquartered in Lexington, Mass. Additional information can be found at Cubist’s web site at www.cubist.com.

About Optimer

Optimer Pharmaceuticals, Inc is a global biopharmaceutical company currently focused on commercializing our antibiotic product DIFICID® (fidaxomicin) tablets in the United States and Canada, and developing other fidaxomicin products in the United States and worldwide, both independently and in our conjunction with partners and licensees. DIFICID, a macrolide antibacterial drug, was approved by the U.S. Food and Drug Administration on May 27, 2011, for the treatment of Clostridium difficile-associated diarrhea, or CDAD, in adults 18 years of age and older. Fidaxomicin has also received marketing authorization in other jurisdictions, including the European Union, where it is marketed under the trade name DIFICLIR™ by our licensee, Astellas Pharma Europe. CDAD is the most common symptom of Clostridium difficile infection, or CDI. Additional information can be found at http://www.optimerpharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including but not limited to, statements regarding: the proposed transaction between Cubist and Optimer; the expected time table for completing the transaction; strategic and other potential benefits of the transaction, including the expectation that the transaction will be accretive in the first year post closing and that the transaction is well aligned with and will contribute toward Cubist’s Building Blocks of Growth long-range strategic goals; Optimer’s product DIFICID, including regarding the therapeutic and commercial potential of

DIFICID; Optimer’s unaudited second quarter 2013 financial results; and any other statements about Cubist or Optimer managements’ future expectations, beliefs, goals, plans, or prospects, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include: the possibility that certain closing conditions to the transaction will not be satisfied; that required shareholder and/or regulatory approvals for the transaction may not be obtained in a timely manner, if at all; the ability to timely consummate the transaction and possibility that the transaction will not be completed; the ability of Cubist to successfully integrate Optimer’s operations and employees; the anticipated benefits of the transaction may not be realized; risks related to drug development and commercialization; that Optimer’s final second quarter 2013 financial results will differ materially from the expected results disclosed in this release; the ability of Cubist to achieve its Building Blocks of Growth long-range goals, including as a result of Cubist’s ability to continue to grow revenues from the sale of CUBICIN® and ENTEREG® and any of its future products, competition, Cubist’s ability to successfully develop, gain marketing approval for and commercially launch its product candidates for their planned indications and on their expected timelines, and Cubist’s ability to discover, in-license or acquire new products and product candidates; and those additional factors discussed in Cubist’s and Optimer’s most recent Annual and Quarterly Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. Cubist and Optimer caution investors not to place considerable reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date of this document, and Cubist and Optimer undertake no obligation to update or revise any of these statements.

Additional Information about the Transaction and Where to Find it

This press release shall not constitute an offer of any securities for sale. The acquisition will be submitted to Optimer’s stockholders for their consideration. In connection with the acquisition, Cubist and Optimer intend to file relevant materials with the Securities and Exchange Commission (SEC), including a registration statement, a proxy statement/prospectus and other relevant documents concerning the merger. Investors and stockholders of Cubist and Optimer are urged to read the registration statement, the proxy statement/prospectus and other relevant documents filed with the SEC when they become available, as well as any amendments or supplements to the documents because they will contain important information about Cubist, Optimer and the merger.

Stockholders of Cubist and Optimer can obtain more information about the proposed transaction by reviewing the Form 8-K to be filed by Cubist and Optimer in connection with the announcement of the entry into the merger agreement, and any other relevant documents filed with the SEC when they become available. The registration statement, the proxy statement/prospectus and any other relevant materials (when they become available), and any other documents filed by Cubist and Optimer with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by directing a written request to: Cubist, 65 Hayden Avenue, Lexington, MA 02421, Attention: Investor Relations, or Optimer, 4755 Nexus Center Drive, San Diego, CA  92121, Attention: Investor Relations. Investors and stockholders are urged to read the registration statement, the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Participants in Solicitations

Optimer and its directors, executive officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies from stockholders of Optimer in connection with the merger. Information regarding Optimer’s directors and executive officers is available in Optimer’s proxy statement on Schedule 14A for its 2013 annual meeting of stockholders, which was filed with the SEC on April 12, 2013 and amended April 19, 2013. Additional information regarding the interests of such potential participants, including any additional benefits, will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Cubist Contacts:

MEDIA:

Julie DiCarlo, (781) 860-8063

Senior Director, Corporate Communications

julie.dicarlo@cubist.com

INVESTORS:

Eileen C. McIntyre, (781) 860-8533

Vice President, Investor Relations

eileen.mcintyre@cubist.com

Optimer Contact:

Optimer Pharmaceuticals, Inc.
David Walsey, VP of Investor Relations and Corporate Communications
858-964-3418

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